Exhibit 99.1

BridgeBio Announces Exclusive License Agreement with Bristol Myers Squibb to Develop and Commercialize BBP-398, a Potentially Best-in-Class SHP2 Inhibitor, in Oncology

- BridgeBio is eligible to receive up to $905 million, including an upfront payment of $90 million, and up to $815 million in additional milestone payments and royalties

-SHP2 inhibitor deal expands earlier agreement between BridgeBio and Bristol Myers Squibb to study BBP-398 in combination with OPDIVO® (nivolumab) in advanced solid tumors with KRAS mutations

- BridgeBio will continue to lead its three current Phase 1 monotherapy and BBP-398 combination therapy trials with additional support from Bristol Myers Squibb; future clinical trials will be performed and funded by Bristol Myers Squibb

PALO ALTO, CA – May 12, 2022 — BridgeBio Pharma, Inc. (Nasdaq: BBIO) (BridgeBio), a commercial-stage biopharmaceutical company focused on genetic diseases and cancers, announced today an exclusive license with Bristol Myers Squibb to develop and commercialize BBP-398, a potentially best-in-class SHP2 inhibitor, in oncology.

Under the terms of the agreement, BridgeBio will receive an upfront payment of $90 million, up to $815 million in development, regulatory and sales milestone payments, and tiered royalties in the low- to mid-teens. BridgeBio will retain the option to acquire higher royalties in the United States in connection with funding a portion of development costs upon the initiation of registrational studies.

Based on the terms of the agreement, BridgeBio will continue to lead its ongoing Phase 1 monotherapy and combination therapy trials. Bristol Myers Squibb will lead and fund all other development and commercial activities.

“We are grateful to be expanding our collaboration with Bristol Myers Squibb, a leader in oncology, and we believe this agreement will allow us to reach even more patients with difficult-to-treat cancers. We believe our SHP2 inhibitor has the potential to be a best-in-class agent given the data we have seen, and we are eager to see our monotherapy and combination trials progress in collaboration with our partners at Bristol Myers Squibb,” said Neil Kumar, Ph.D., founder and CEO of BridgeBio.

SHP2 is a protein-tyrosine phosphatase that links growth factor, cytokine and integrin signaling with the downstream RAS/MAPK pathway to regulate cellular proliferation and survival. Overactivity of SHP2 is a critical contributor to many forms of cancer, is a mechanism of resistance to several targeted therapies, and can suppress antitumor immunity.

“We have seen the potential role SHP2 inhibition could play in unlocking possible combination therapies to treat patients suffering from a range of cancers. We are hopeful this collaboration with BridgeBio will help us maximize the possibilities SHP2 inhibition with BBP-398 will hold for patients,” Rupert Vessey, M.A., B.M., B.Ch., FRCP, D.Phil., Executive Vice President, Research & Early Development, Bristol Myers Squibb.

In July 2021, BridgeBio initially announced a non-exclusive, co-funded clinical collaboration with Bristol Myers Squibb to evaluate the combination of BBP-398 with OPDIVO® (nivolumab) in patients with advanced solid tumors with KRAS mutations. BridgeBio is currently advancing its Phase 1 clinical trial in patients with solid tumors driven by mutations in the MAPK signaling pathway, including RAS and receptor tyrosine kinase genes.

OPDIVO® is a trademark of Bristol-Myers Squibb Company.

About BBP-398

BBP-398 is a SHP2 inhibitor that is being developed for difficult-to-treat cancers and was founded through a collaboration with The University of Texas MD Anderson Cancer Center’s Therapeutics Discovery division. BridgeBio has a strategic collaboration with LianBio for clinical development and commercialization of BBP-398 in combination with various agents in solid tumors such as non-small cell lung cancer, colorectal and pancreatic cancer, in mainland China and other major Asian markets and clinical collaborations; with Bristol Myers Squibb for combination with OPDIVO® (nivolumab) in patients with advanced solid tumors with KRAS mutations; and with Amgen for combination with LUMAKRAS® (sotorasib), Amgen’s KRASG12C inhibitor, in patients with advanced solid tumors with KRASG12C mutations.

About BridgeBio Pharma, Inc.

BridgeBio Pharma (BridgeBio) is a commercial-stage biopharmaceutical company founded to discover, create, test and deliver transformative medicines to treat patients who suffer from genetic diseases and cancers with clear genetic drivers. BridgeBio’s pipeline ranges from early science to advanced clinical trials. BridgeBio was founded in 2015 and its team of experienced drug discoverers, developers and innovators are committed to applying advances in genetic medicine to help patients as quickly as possible. For more information visit bridgebio.com.

BridgeBio Pharma, Inc. Forward-Looking Statements

This press release contains forward-looking statements. Statements we make in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including statements relating to expectations, plans, and prospects regarding the success of our exclusive license agreement with Bristol Myers Squibb to develop and commercialize BBP-398 in oncology; BridgeBio’s eligibility to receive future development, regulatory and sales milestone and royalty payments under the agreement; the agreement’s ability to enable BridgeBio to reach even more patients with difficult-to-treat cancers; the timing and success of the ongoing Phase 1 monotherapy and combination therapy trials; the ability of BridgeBio’s SHP2 inhibitor to enhance immuno-oncology and other targeted therapies to potentially provide options for patients with difficult-to-treat cancers; the potential for BBP-398 to be a best-in-class SHP2 inhibitor due to its optimized pharmacokinetics and pharmacodynamics properties; the incidence of KRAS mutations and the promise of targeted therapies for patients with such mutations; the ability of BBP-398 to work in combination with other treatment options; the success of current and future relationships with third-party collaborators and academic partners; and the potential ability of our product candidates to treat genetically driven diseases and cancers with clear genetic drivers, reflect our current views about our plans, intentions, expectations, strategies and prospects, and are based on the information currently available to us and on assumptions we have made and are not forecasts, promises nor guarantees. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by these forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, the success of our product candidates, including BBP-398, to treat genetically driven diseases and cancers with clear genetic drivers, the success of our licensing agreement with Bristol Myers Squibb, as well as those risks set forth in the Risk Factors section of BridgeBio’s most recent Annual Report on Form 10-K and BridgeBio’s other SEC filings. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

BridgeBio Contact:

Grace Rauh

Grace.rauh@bridgebio.com

(917) 232-5478